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As Filed with the Securities and Exchange Commission on September 7, 2001

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied Microsystems Corporation
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1074996 (I.R.S. employer identification no.)

5020 148th Avenue N.E. Redmond, Washington 98052-5172 (Address of principal executive offices) (Zip code)
Applied Microsystems Corporation 2001 Stock Option Plan Director Stock Option Plan (Full title of the plan)
Stephen J. Verleye, President and Chief Executive Officer Applied Microsystems Corporation 5020 148th Avenue N.E. Redmond, Washington 98052-5172 (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (425) 882-2000.

   This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price	Amount of registration fee

2001 Stock Option Plan
Common Stock	300,000	$1.95	$585,000

Director Stock Option Plan
Common Stock	55,000 20,000 10,000	$1.95 $3.97 $6.50	$117,000 $79,400 $65,000

TOTALS	385,000		$846,400	$212.00

1
The securities to be registered include options to acquire such Common Stock.

2
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. As to 10,000 shares under the Director Stock Option Plan, the $6.50 price per share is the exercise price of the issued options to acquire those 10,000 shares. As to 20,000 shares under the Director Stock Option Plan, the $3.97 price per share is the exercise price of the issued options to acquire those 20,000 shares. As to the remaining shares under the Director Stock Option Plan and all shares under the 2001 Stock Option Plan, the $1.95 price per share is based upon the average of the high and low sales prices of the Common Stock on September 5, 2001, as reported on the Nasdaq National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    Applied Microsystems Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

    (a) The Company's latest annual report on Form 10-K filed March 29, 2001, pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 2000 (Commission File No. 0-26778);

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 15, 1995 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

    Not Applicable.

Item 6. Indemnification of Directors and Officers

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Restated Articles of Incorporation contain provisions entitling directors and officers to be indemnified by the registrant against claims arising out of their actions in such capacities to the fullest extent permitted by law.

    Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. The registrant's Amended Articles of Incorporation contain provisions limiting the personal liability of directors to the registrant or its shareholders to the fullest extent permitted by law.

    Officers and directors of the registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain acts, including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

Item 7. Exemption From Registration Claimed

    Not Applicable.

Item 8. Exhibits

Exhibit No.	Description
4.1
Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 15, 1995 (No. 333-97002)
4.2
Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 15, 1995 (No. 333-97002)
4.3
Shareholder Rights Plan, dated December 10, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., is incorporated by reference to Exhibit 1 to the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on December 15, 1998
4.4
First Amendment to the Shareholder Rights Plan, effective as of December 10, 1998, between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), dated May 23, 2001, is incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2001
5	Opinion of Gray Cary Ware & Freidenrich LLP
23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included in signature pages to this registration statement)
99
Applied Microsystems Corporation 2001 Stock Option Plan is incorporated by reference to the Company's definitive Proxy Statement for the Company's Annual Meeting of Shareholders held on May 22, 2001 filed with the Securities and Exchange Commission on April 16, 2001.

Item 9. Undertakings

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 7th day of September, 2001.

APPLIED MICROSYSTEMS CORPORATION

By:	/s/ ROBERT C. BATEMAN Robert C. Bateman,Vice President, Chief Financial Officer, Secretary and Treasurer

SIGNATURES AND POWER OF ATTORNEY

    The officers and directors of Applied Microsystems Corporation whose signatures appear below, hereby constitute and appoint Stephen J. Verleye and Robert C. Bateman, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ STEPHEN J. VERLEYE Stephen J. Verleye	President, Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2001
/s/ ROBERT C. BATEMAN Robert C. Bateman	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 7, 2001
/s/ CHARLES H. HOUSE Charles H. House	Director and Chairman of the Board	September 7, 2001
/s/ ELWOOD D. HOWSE, JR. Elwood D. Howse, Jr.	Director	September 7, 2001
/s/ LARRY L. EVANS Larry L. Evans	Director	September 7, 2001

EXHIBIT INDEX

Exhibit No.	Description
4.1
Restated Articles of Incorporation of the Company are incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 15, 1995 (No. 333-97002)
4.2
Restated Bylaws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 15, 1995 (No. 333-97002)
4.3
Shareholder Rights Plan, dated December 10, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., is incorporated by reference to Exhibit 1 to the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on December 15, 1998
4.4
First Amendment to the Shareholder Rights Plan, effective as of December 10, 1998, between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), dated May 23, 2001, is incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2001
5	Opinion of Gray Cary Ware & Freidenrich LLP
23.1	Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of Attorney (included in signature pages to this registration statement)
99
Applied Microsystems Corporation 2001 Stock Option Plan is incorporated by reference to the Company's definitive Proxy Statement for the Company's Annual Meeting of Shareholders held on May 22, 2001 filed with the Securities and Exchange Commission on April 16, 2001.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX